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                                                                     Exhibit 4.8



                                    FORM OF



                 AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT




                          DATED AS OF FEBRUARY 19, 2002



                                      among



                           PETCO ANIMAL SUPPLIES, INC.



                                       and



                             CERTAIN SECURITYHOLDERS
                         OF PETCO ANIMAL SUPPLIES, INC.





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                                TABLE OF CONTENTS



ARTICLE I. DEFINITIONS; RESTRICTIONS ON TRANSFER...............................2

         1.1      Definitions..................................................2
         1.2      Restrictions on Transfer; No Prohibited Transfer of Shares...2
                  1.2.1    Restrictions on Transfer............................2
                  1.2.2    No Prohibited Transfer of Shares....................3
         1.3      Improper Transfer............................................3
         1.4      Call Option..................................................4
         1.5      Tax Treatment................................................6

ARTICLE II. REPRESENTATIONS AND WARRANTIES.....................................6

         2.1      Representations and Warranties of the Company................6
                  2.1.1    Organization........................................6
                  2.1.2    Authority...........................................6
                  2.1.3    Binding Obligation..................................6
                  2.1.4    No Conflict.........................................7
         2.2      Representations and Warranties of the Securityholders........7
                  2.2.1    Organization........................................7
                  2.2.2    Authority...........................................7
                  2.2.3    Binding Obligation..................................7
                  2.2.4    No Conflict.........................................7
                  2.2.5    Investment Intent of Employee Securityholders.......7

ARTICLE III. EFFECTIVENESS AND TERMINATION OF AGREEMENT........................8

         3.1      Effectiveness................................................8
         3.2      Termination..................................................8

ARTICLE IV. GENERAL............................................................8

         4.1      Recapitalization, Exchanges, Etc., Affecting the Shares......8
         4.2      Injunctive Relief............................................8
         4.3      Legend.......................................................8
         4.4      Amendment; Waiver; Representatives...........................9
         4.5      Additional Documents; Further Changes.......................10
         4.6      No Third-Party Benefits.....................................10
         4.7      Successors and Assigns......................................10
         4.8      Severability................................................10
         4.9      Integration.................................................10
         4.10     Governing Law...............................................10
         4.11     Attorneys' Fees.............................................10
         4.12     Headings....................................................11
         4.13     Information For Notices.....................................11
         4.14     Counterparts................................................11
         4.15     Consent to Jurisdiction.....................................11


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         4.16     No Inconsistent Agreements..................................11
         4.17     Information Regarding Beneficial Ownership..................11
         4.18     No Tax Advice...............................................11
         4.19     After Acquired Shares.......................................12
         4.20     Notices.....................................................12

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                                    FORM OF

                 AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT


         THIS AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (the "AGREEMENT") is entered into as of February 19, 2002, by and among PETCO Animal Supplies, Inc., a Delaware corporation (the "COMPANY"), and the individuals named in
Schedule I hereto (collectively the "EMPLOYEE SECURITYHOLDERS" and each individually, an "EMPLOYEE SECURITYHOLDER"). Each of the parties to this Agreement (other than the Company) and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "SECURITYHOLDER."

                                    RECITALS

         WHEREAS, the Company, BD Recapitalization Holdings LLC, a Delaware limited liability company ("BD RECAP LLC"), and certain of the Employee Securityholders entered into the Securityholders Agreement, dated as of October 2, 2000 (the "ORIGINAL AGREEMENT");

         WHEREAS, on December 21, 2001, the Company filed with the Commission (as defined in Section 1.1) a Registration Statement on Form S-1, as amended, pursuant to which the Company will make a firm commitment underwritten public offering of its common stock, par value $0.001 per share (the "COMMON STOCK"), for gross proceeds to the Company of greater than $75,000,000, and following the Initial Public Offering such Common Stock will be listed on the Nasdaq Stock Market (the "INITIAL PUBLIC OFFERING");

         WHEREAS, upon completion of the Initial Public Offering, which shall qualify as a "Public Offering Event" under the Original Agreement, certain rights and obligations in the Original Agreement will terminate pursuant to
Section 4.1 thereof, including all of the rights and obligations of BD Recap LLC under the Original Agreement;

         WHEREAS, following completion of the Initial Public Offering, the Employee Securityholders will own shares of Common Stock and options ("EMPLOYEE OPTIONS") to purchase shares of Common Stock (the shares of Common Stock are collectively referred to as the "COMMON SHARES," and the Common Shares (whether issued or acquired hereafter, including all shares of capital stock of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of capital stock of the Company, or upon the conversion or exchange of any security) and Employee Options are collectively referred to as the "SHARES"); and

         WHEREAS, as a condition to and upon completion of the Initial Public Offering, and in accordance with Section 5.6 of the Original Agreement, the Company and the Employee Securityholders holding a majority of the Shares held by the Employee Securityholders, through their Representative, desire, for their mutual benefit and protection, to enter into this Agreement to amend and restate the Original Agreement and to set forth their respective rights and obligations with respect to their Shares.


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         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                      DEFINITIONS; RESTRICTIONS ON TRANSFER

         1.1   DEFINITIONS.

         The term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         The term "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         The Employee Securityholders and their respective spouses, any direct or adopted lineal descendants and ancestors and any trusts solely for the benefit of any or all of the foregoing, and any of their Transferees (as defined in Section 1.2.1), are sometimes referred to in this Agreement, collectively, as the "EMPLOYEE PARTIES" and, individually, as an "EMPLOYEE PARTY."

         "MERGER AGREEMENT" means that certain Agreement and Plan of Merger, dated as of May 17, 2000, as amended, between the Company and BD
Recapitalization Corp., a Delaware corporation and wholly owned subsidiary of BD Recap LLC.

         "PERSON" means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or government or other agency or political subdivision thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

         1.2   RESTRICTIONS ON TRANSFER; NO PROHIBITED TRANSFER OF SHARES.

               1.2.1 RESTRICTIONS ON TRANSFER. Each of the Securityholders agrees that, except for the Transfer (as defined below) of Shares pursuant to
Section 1.4 hereof, such Securityholder will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (whether for or without consideration, whether voluntarily or involuntarily or by operation of law) (any such event, a "TRANSFER") any Shares now or hereafter at any time owned by such Securityholder (or any interest therein) to another Person (a "TRANSFEREE"), unless and until:


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                      (a) with respect to Shares that are not subject to the
Call Option pursuant to Section 1.4 below, (i) there is then in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is (A) made in accordance with such registration statement and
(B) in compliance with any applicable state securities or Blue Sky laws, (ii) the Transfer is effected pursuant to and in compliance with Rule 144 promulgated under the Securities Act and is in compliance with any applicable state securities or Blue Sky laws or (iii) (A) such Securityholder shall have notified the Company of the proposed Transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, (B) such Securityholder shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration under the Securities Act is required because of the availability of an exemption therefrom and (C) such Transfer is in compliance with any applicable state securities or Blue Sky laws; or

                      (b) with respect to Shares that are subject to the Call Option (i) the Transferee of such Transferred Shares shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations of the transferor Securityholder set forth in this Agreement as if it were the transferor Securityholder, (ii) such Securityholder shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration under the Securities Act is required because of the availability of an exemption therefrom and (iii) such Transfer is in compliance with any applicable state securities or Blue Sky laws.

                      (c) Notwithstanding the provisions of paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a Transfer (i) by a Securityholder which is a partnership to its partners or former partners in accordance with partnership interests, (ii) by a Securityholder which is a limited liability company to its members or former members in accordance with their interest in the limited liability company,
(iii) by a Securityholder to such Securityholder's spouse, any direct or adopted lineal descendant or ancestor of such Securityholder or his or her spouse or any trust solely for the benefit of any or all of the foregoing, PROVIDED that after giving effect to such Transfer under this clause (iii), sole voting power with respect to such Transferred Shares shall be held by the transferor Securityholder (unless such Transfer occurs by reason of the death of such Securityholder) or (iv) any Transfer by a Securityholder which is a state-sponsored employee benefit plan to a successor trust or fiduciary or pursuant to a statutory reconstitution.

               1.2.2 NO PROHIBITED TRANSFER OF SHARES. The Company shall not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void ab initio and of no effect.

         1.3 IMPROPER TRANSFER. Any attempt to Transfer or otherwise encumber any Shares in violation of this Agreement shall be null and void and neither the Company nor any


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transfer agent of such Shares shall give any effect to such attempted Transfer or encumbrance in its stock records.

         1.4 CALL OPTION. Each of the Employee Securityholders agrees, for themselves and all Employee Parties who subsequently acquire or hold Shares previously held by such Employee Securityholder (including Transferees of such Employee Securityholder), that the Company will have a call option (the "CALL OPTION") on all Shares held by any Employee Securityholder or Employee Party, including all Common Shares issuable upon exercise of any Employee Options (the "CALLABLE SECURITIES"), upon the voluntary termination by such Employee Securityholder of such Employee Securityholder's employment with the Company (each, a "CALL EVENT"); PROVIDED that the Company may provide that the Company may exercise the Call Option through the purchase of the Employee Securityholder's Employee Options. The Call Option will expire: (a) with respect to Employee Securityholders who began employment with the Company prior to January 1, 2001, (i) as to 50% of the Shares owned, or Common Shares issuable upon exercise of any Employee Option owned, by each such Person upon the closing of the Initial Public Offering and (ii) as to 25% of the Shares owned, or Common Shares issuable upon exercise of any Employee Option owned, by each such Person upon each of the first two anniversaries of the date of the closing of the Initial Public Offering, or (b) with respect to Employee Securityholders who began employment with the Company on or after January 1, 2001, (i) as to 25% of the Shares owned, or Common Shares issuable upon exercise of any Employee Option owned, by each such Person upon the closing of the Initial Public Offering and
(ii) as to 25% of the Shares owned, or Common Shares issuable upon exercise of any Employee Option owned, by each such Person upon each of the first three anniversaries of the date of the closing of the Initial Public Offering. Upon the occurrence of a Call Event, the Company may exercise the Call Option by written notice (an "OPTION NOTICE") of its election to do so delivered to the Employee Securityholder (or, if different, the then current holder of the Shares) within the later of (1) ninety (90) days after such Call Event, (2) the date of expiration of the options, in the event of an election to purchase Employee Options and (3) thirty (30) days after the Employee Securityholder's exercise of Employee Options, in the case of an election to purchase Common Shares issuable upon exercise of Employee Options, and, upon the giving of such notice, the Company will be obligated to purchase, and the Employee Securityholder (or, if different, the then current holder of the Shares) ("SELLER") will be obligated to sell, all or any lesser portion indicated in the Option Notice of the Callable Securities owned at the time of the Call Event by the Seller. The consideration for the Callable Securities referred to in the preceding sentence shall be the Employee Securityholder's Cost of such Callable Securities.

         The closing for all purchases and sales of Callable Securities pursuant to this Section 1.4 will be at the principal executive offices of the Company on the 60th day after the giving of the Option Notice. The applicable purchase price for the Callable Securities will be paid in cash or by cashier's check. The Seller will cause the Callable Securities to be delivered to the Company at the closing free and clear of all liens, charges or encumbrances of any kind except those which shall continue to apply to such Shares by the terms of this Agreement. Such Seller will take all such actions as the Company reasonably requests to vest in the Company title to the Callable Securities free of any lien, charge or encumbrance incurred by or through the Seller.


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         Notwithstanding any other section of this Agreement, in the event an
Employee Securityholder's employment with the Company is terminated other than through the Employee Securityholder's Retirement from the Company, all of the Employee Securityholder's vested Employee Options may be exercisable for three months following such termination and the exercise price may be paid at the Employee Securityholder's election (a) by cash or cashiers check, or (b) by surrender of Common Shares or Employee Options (other than Common Shares or Employee Options that are subject to the Call Option) ("NET ISSUANCE") as determined below. If the Employee Securityholder elects the Net Issuance method, the Company will issue Shares in accordance with the following formula:

           X    =    Y(A-B)
                     ------
                        A

     Where:

           X =  the number of Shares to be issued to the Securityholder

           Y = the number of Shares requested to be exercised under this Agreement

           A =  the Fair Market Value of one (1) Share

           B =  the exercise price

Notwithstanding, any other section of this Agreement, in the event an Employee Securityholder's employment with the Company is terminated through the Employee Securityholder's Retirement from the Company, all of the Employee
Securityholder's vested Employee Options may be exercised at any time and from time to time until the expiration of such vested Employee Options.

         For purposes of this Section 1.4, the following terms have the following meanings:

         "EMPLOYEE SECURITYHOLDER'S COST" means (x) in respect of Common Shares
(1) $0.50 per share (subject to adjustment for stock splits, stock dividends, recapitalizations or similar events), with respect to Common Shares which were retained by the holder thereof pursuant to Section 2.2(c) of the Merger Agreement, (2) the Fair Market Value of such Common Shares at the time such Common Shares were originally acquired from the Company, with respect to Common Shares which were acquired pursuant to the exercise of Options (as defined in the Merger Agreement) retained by the holder thereof pursuant to Section 2.6(c) of the Merger Agreement, or (3) the consideration originally paid to the Company for such Common Shares, with respect to Common Shares which are otherwise acquired, (y) with respect to Options (as defined in the Merger Agreement) retained by the holder thereof pursuant to Section 2.6(c) of the Merger Agreement, the excess of $0.50 over the exercise price thereof per share (subject to adjustment for stock splits, stock dividends, recapitalizations or similar events), and (z) with respect to Employee Options granted after the Effective Time (as defined in the Merger Agreement), the amount, if any, paid by the holder thereof to the Company to acquire such options.


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         "FAIR MARKET VALUE" means, as of any date, the value of a share of the
Common Stock determined as follows: (a) if the Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices; (b) if the Common Stock is publicly traded and is then listed on a national securities exchange but is not quoted on the Nasdaq National Market, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading; (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in the Western Edition of THE WALL STREET JOURNAL, for the over-the-counter market; or (d) if none of the foregoing is applicable, by the Company's Board of Directors in good faith.

         "RETIREMENT" means retirement pursuant to the Company's standard retirement policy in effect from time to time but in no event prior to the age of 65, unless otherwise agreed upon by the Securityholder and the Company's Board of Directors.

         1.5 TAX TREATMENT. The attachment of restrictions to the Shares held by the Employee Securityholders and the subsequent lapse of those restrictions (the "EXCHANGE RESTRICTIONS") is not intended to constitute a transfer of property in connection with the performance of services by the Employee Securityholders within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "CODE"). Accordingly, the Company will not report compensation to the Employee Securityholders at any time with respect to the Exchange Restrictions unless required to by applicable law.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Securityholders as follows:

               2.1.1 ORGANIZATION. It is a corporation duly organized and validly existing under the laws of the State of Delaware.

               2.1.2 AUTHORITY. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

               2.1.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and, assuming the due execution by the Securityholder seeking enforcement against the Company, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).


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               2.1.4  NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS. Each of the Securityholders represents and warrants to each other and to the Company as follows:

               2.2.1 ORGANIZATION. If it is an entity, it is a corporation, limited partnership or other entity duly organized and validly existing under the laws of its respective state of organization.

               2.2.2 AUTHORITY. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

               2.2.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and, assuming the due execution by the Company, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               2.2.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation, bylaws, trust or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

               2.2.5 INVESTMENT INTENT OF EMPLOYEE SECURITYHOLDERS. The Shares owned by such Employee Securityholder were acquired by such Employee Securityholder for investment only and not with a view to any public distribution thereof, and there is not any current plan or intention on the part of such Employee Securityholder to offer to sell, exchange or otherwise dispose of the Shares owned by such Employee Securityholder in violation of any of the requirements of the Securities Act or any comparable state or foreign securities law.


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                                  ARTICLE III.
                   EFFECTIVENESS AND TERMINATION OF AGREEMENT

         3.1 EFFECTIVENESS. This Agreement is conditioned on and shall become effective immediately prior to the closing of the Initial Public Offering. Until this Agreement becomes effective, the Original Agreement remains in full force and effect, and in the event the closing of the Initial Public Offering does not occur on or before May 15, 2002, the execution and delivery of this Agreement shall be disregarded and this Agreement shall be deemed null and void for all purposes.

         3.2 TERMINATION. Subject to Section 3.1, this Agreement shall terminate on October 2, 2010.

                                  ARTICLE IV.
                                    GENERAL

         4.1 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any option, right or warrant to acquire Common Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for any Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

         4.2 INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy of law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         4.3 LEGEND. In addition to any other legend which may be required by applicable law, each share certificate representing Shares which are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE


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         STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER
         SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

         IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, AS SUCH MAY BE AMENDED FROM TIME TO TIME (THE "SECURITYHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH SECURITYHOLDERS AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE SECURITYHOLDERS AGREEMENT.

To the extent the circumstances or provisions requiring any of the above legends have ceased to be effective, the Company will upon request reissue certificates without the applicable legend or legends.

         4.4 AMENDMENT; WAIVER; REPRESENTATIVES. This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (a) the Company and (b) Employee Securityholders holding a majority of the Shares held by the Employee Securityholders. No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. Securityholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section 4.4, whether or not the Shares shall have been marked to indicate such consent; no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence. For purposes of this Agreement, the parties hereto shall designate and appoint representatives (each, a "REPRESENTATIVE") as provided in this Section 4.4. The Employee Parties hereby designate and appoint Brian K. Devine (or any successor designated in writing by the Employee Parties holding Shares that constitute, on a fully-diluted basis, a majority in value of the Shares held by all of the Employee Parties) as Representative on behalf of the Employee Parties. Each Representative shall have the authority to receive any notices, settle any claims, agree to any amendments, and grant any consents or


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waivers on behalf of the parties that such Representative represents. The parties hereto shall be entitled to deal exclusively with the respective Representatives with respect to matters arising out of this Agreement, and the parties hereto shall be entitled to deliver any notices to the respective Representatives and rely on any action of the respective Representatives with respect to actions taken under this Agreement on behalf of the parties hereto.

         4.5 ADDITIONAL DOCUMENTS; FURTHER CHANGES. Each party hereto agrees to execute any and all further documents and writings within its powers and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

         4.6 NO THIRD-PARTY BENEFITS. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

         4.7 SUCCESSORS AND ASSIGNS. Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Securityholders, and their respective successors and permitted assigns; PROVIDED, HOWEVER, (a) neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (b) no rights or obligations of any Securityholder under this Agreement may be assigned except that any Securityholder may transfer its rights and obligations hereunder, in whole or in part in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement.

         4.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; PROVIDED, HOWEVER, that the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

         4.9 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, including the Original Agreement.

         4.10 GOVERNING LAW. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

         4.11 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in


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addition to such other relief as may be granted, to the reasonable attorneys'
fees and court costs incurred by reason of such litigation or arbitration.

         4.12 HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

         4.13 INFORMATION FOR NOTICES. No Securityholder (other than a Securityholder as of the date of this Agreement with respect to the Shares held as of such date) shall hold any of its Shares in nominee name unless it otherwise provides the Company and the other Securityholders with its name and address and other information reasonably requested by the Company in order to establish such Securityholder's particular status under this Agreement (e.g., Employee Party).

         4.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.15 CONSENT TO JURISDICTION. Each Securityholder agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of Delaware. Each Securityholder hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each Securityholder consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Securityholder waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

         4.16 NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreements with respect to its securities which are inconsistent with or violate in any material respects the rights granted to the parties to this Agreement.

         4.17 INFORMATION REGARDING BENEFICIAL OWNERSHIP. Each Securityholder agrees to promptly provide to the Company any information or representations that the Company may request regarding such holder's beneficial ownership of shares of any class of the Company's capital stock.

         4.18 NO TAX ADVICE. Each Employee Securityholder acknowledges that the United States federal, state, local and other tax consequences to such securityholder of acquiring, holding and selling or otherwise disposing of its Shares may be affected by an election by such securityholder under Section 83(b) of the Code (an "83(b) Election") with regard to such Shares. Each Employee Securityholder understands and acknowledges that (a) it has not relied on the Company (or any of its affiliates, employees, agents or advisors) with regard to the desirability or manner of making an 83(b) Election and (b) the Company has urged such securityholder to consult its tax advisor with regard to the desirability and manner of making an 83(b) Election.

Each Employee Securityholder shall promptly provide the Company with a copy of any 83(b) Elections made by such securityholder with regard to its Shares.

         4.19 AFTER ACQUIRED SHARES. The provisions of this Agreement shall apply to any shares of capital stock of the Company acquired after the date hereof by any party hereto or by any party that agrees to be bound by the terms thereof.

         4.20 NOTICES. Unless otherwise specified herein, all notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid, and otherwise to be sent by first class mail), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Company, to:

         PETCO Animal Supplies, Inc.
         9125 Rehco Road
         San Diego, California 92121-2270
         Attention: James M. Myers, Chief Financial Officer
         Telephone: (858) 453-7845
         Facsimile: (858) 657-2085

         with a copy (which shall not constitute notice) to:

         Latham & Watkins
         701 "B" Street, Suite 2100
         San Diego, California 92101
         Attention: Thomas Edwards, Esq.
         Telephone: (619) 236-1234
         Facsimile: (619) 696-7419

         if to any of the Employee Parties, to the most recent address and/or telephone number listed in the records of the Company.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first set forth above.



                                       PETCO ANIMAL SUPPLIES, INC.


                                       By:
                                           -------------------------------------
                                       Name:  James M. Myers
                                       Title: Executive Vice President and
                                              Chief Financial Officer






                                       EMPLOYEE SECURITYHOLDERS' REPRESENTATIVE




                                       -----------------------------------------
                                       Brian K. Devine


ACKNOWLEDGED AND AGREED:


BD RECAPITALIZATION HOLDINGS LLC



By:      GREEN EQUITY INVESTORS III, L.P.
Its:     Managing Member

         By:      GEI CAPITAL III, LLC
         Its:     General Partner


                  By:
                           -----------------------------------
                  Name:
                           -----------------------------------
                  Title:
                           -----------------------------------


By:      TPG PARTNERS III, L.P.
Its:     Managing Member

         By:      TPG GENPAR III, L.P.
         Its:     General Partner

                  By:      TPG ADVISORS III, INC.
                  Its:     General Partner


                           By:
                                    -----------------------------------
                           Name:
                                    -----------------------------------
                           Title:
                                    -----------------------------------


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